EXHIBIT 10.2

PROMISSORY NOTE

$1,000,000                                                                            May 6, 2005
                                                              New York, New York

FOR VALUE RECEIVED, Republic Airways Holdings Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Shuttle Acquisition LLC, a Delaware limited liability company (the “Holder”), the principal amount of One Million Dollars ($1,000,000) (the “Principal Amount”).

1. Payment.

(a) The outstanding Principal Amount of this Note shall be due and payable in full, and this Note shall mature, if not earlier in accordance with this Note, on May 6, 2007 (the “Maturity Date”). The Company shall pay interest on the unpaid balance of the principal amount of this Note at the rate of eight percent (8%) per annum (the “Interest Rate”) on a monthly basis until the Maturity Date. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full. The Interest Rate shall be computed on the basis of a 360-day year and the actual number of days elapsed. Each interest payment shall be made within five (5) Business Days (as defined below) of the end of a month, with the first interest payment being due on or before June 8, 2005.
(b) All principal and interest under this Note shall be payable in legal tender of the United States of America as directed by the Holder by wire transfer of immediately available funds. Any payment under this Note which is stated to be due on a day other than a day on which major banks are open for business in New York, New York (a “Business Day”) shall be made on the next succeeding Business Day.

(c) Amounts outstanding from time to time under this Note may be prepaid by the Company at any time without penalty.

2.  Default and Remedies.

(a)  If any one of the following events, each herein called an “Event of Default”, shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)  the Company defaults in the due and punctual payment of the principal of this Note when and as the same shall become due and payable and such default continues for a period of ten (10) days or more;

(ii)  the Company defaults in the due and punctual payment of any interest on this Note when the same shall become due and payable and such default shall continues for a period of ten (10) days or more;

(iii)  the breach of any representation, warranty or covenant of the Company in this Note and such breach continues unwaived and uncured for a period of ten (10) days or more following the date of such breach;

(iv)  the Company makes an assignment for the benefit of, or enters into an arrangement with, creditors;

(v)  any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law whether now or hereafter in effect of any jurisdiction; or

(vi)  any petition in bankruptcy shall be filed by or against the Company or any proceedings in bankruptcy, or under any law or statute of any jurisdiction relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extension or otherwise and, if filed against any obligor, such petition or proceeding shall remain unstayed or undismissed for a period of sixty (60) days.

then (a) if such event is an Event of Default specified in clause (i), (ii) or (iii) of this paragraph 2, the Holder may, by written notice to the Company, declare the unpaid principal amount of this Note, together with accrued interest thereon, immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is an Event of Default specified in clause (iv), (v), or (vi) of this paragraph 2, the Note shall automatically become immediately due and payable together with interest accrued thereon without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

(b) Upon the occurrence of an Event of Default, the Company agrees to pay or reimburse the Holder for all reasonable expenses incurred by the Holder in connection with the enforcement of the rights of the Holder relating to this Note, and with respect to any action which may be instituted by or against the Holder in respect of the foregoing, including the fees and disbursements of attorneys for the Holder.

(c) At any time after an acceleration of this Note has been made as provided herein, the Holder may, by notice to the Company, rescind such declaration and its consequences, if all defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

3. Representations and Warranties. The Company represents and warrants as follows:

(a) The Company is a corporation, duly organized and validly existing under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged.

(b) The execution and delivery by the Company of this Note and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporation action and do not and will not: (i) contravene the Company’s governing documents; (ii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; or (iii) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by the Company.

(c) This Note is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and provisions, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors rights generally.

4. Severability of this Note. In the event that any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Note will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions.

5. Successors and Assigns. This Note, and the obligations and rights hereunder, shall be binding upon and inure to the benefit of the Holder of this Note, and its respective heirs, successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Holder hereof. The Holder hereof shall have the right to assign or transfer this Note or any of Holder’s rights or obligations hereunder to any affiliate of the Holder.

6. Amendment; Waiver. Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder of this Note.

7. Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed, postage prepaid, or delivered by hand, to the Company at Republic Airways Holdings Inc. 8909 Purdue Road, Suite 300, Indianapolis, IN 46268 or to the Holder at c/o Wexford Capital LLC, 411 W. Putnam Avenue, Greenwich, CT 06830 or any such other place as each party shall notify the other in writing.

8. Further Assurances. The Company shall, at any time and from time to time, upon the written request of Holder, execute and deliver to Holder such further documents and instruments and do such other acts and things as Holder may reasonably request in order to effectuate fully the purpose and intent of this Note.

9. Waiver of Trial by Jury. THE COMPANY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

10. Governing Law; Consent to Jurisdiction. This Note shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws principles of such state. The Company hereby irrevocably submits and consents to the jurisdiction of any New York state or federal court sitting in New York, New York over any action or proceeding arising out of or relating to this Note, and the Company hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or federal court.

REPUBLIC AIRWAYS HOLDINGS INC.

By: _/s/ Robert H. Cooper_______________
Name: Robert H. Cooper
Title: Executive Vice President & CFO